M E R G E R   A G R E E M E N T
                                     between
                           CARLETON ENTERPRISES, LTD.
                                       and
                                CADGIE TAYLOR C0.


     WITNESS the terms of the Merger Agreement by and between:


                CARLETON ENTERPRISES. LTD.  a Nevada Corporation,
                   hereinafter referred to as "Carleton". and
                                CADGIE TAYLOR CO.,
                       a Montana Corporation, hereinafter
                            referred to as "Cadgie".

                                    RECITALS
                                    --------

            1. Identity of Parties. Carleton was incorporated in accordance with the laws of the State of Nevada on April 3, 1984, with a capitalization of 20,000,000 shares of Capital Stock, par value $0.02 per share. which Capital Stock is non-assessable. There are outstanding as of this date 50,000 shares of Capital Stock. Cadgie was organized in accordance with the laws of the State of Montana and has an authorized capitalization of 2,500,000 shares of Common Stock with a par value of $0.02 per share. of which there are issued and outstanding 722,500 shares.

             2. Assumption of Assets Subject to Liabilities. Carletrrn. a Nevada Corporation. when this Merger Agreement shall become effective, as is hereinafter provided, shall assume all of the assets and all of the liabilities standing on the books and records of Cadgie, a Montana corporation. As a result thereof, Cadgie shall no longer be engaged in business, having then merged into Carleton.

             3. Requirements to Nevada Law. Carleton is a Nevada corporation. Pursuant to the laws of the State of Nevada, a majority of the directors of Carleton may enter into a Merger Agreement setting forth the terms and conditions of the proposed merger, including a statement of the capitalization, the number of shares of Capital Stock of the surviving corporation. Carleton, a statement of the manner of conversion of the shares and assets of the retiring corporation, Cadgie, a statement as to whether a new corporation is to be formed, a statement of the method of carrying the terms of the agreement into effect, and such other details as may be deemed necessary to disclose all matters effective in a merger. The laws of the State of Nevada further provide that notice of a proposed merger shall be given by mail to the last known address of each stockholder, not less than ten days prior to such tweeting. Such notice shall contain the time and place of tweeting, the laws of the State of Nevada provide further that notice of a proposed merger may be waived by the stockholders. By the further terms of the laws of the State of Nevada it it specified that if a majority of the outstanding stock of the Nevada corporation,

Carleton, shall be vested in favor of the merger, the agreement shall be declared adopted. The vote thereon shall be certified on the agreement by the President or Vice President and by the Secretary or Assistant Secretary of the Nevada corporation. Carleton. The agreement shall be signed and acknowledged by the President or Vice President and by the Secretary or Assistant Secretary of the Nevada corporation. Carleton, and the seal of such corporation shall be affixed thereto whereupon the same shall be filed in the Office of the Secretary of State of Nevada. "pon the recordation in the Office of the Secretary of State of Nevada the merger shall, insofar as Nevada law is concerned, be deemed to be consummated with the same result as respects assets and liabilities as is specified under Montana law.

             4. Requirements of Montana Law. Upon completion of the various steps necessary to place this Merger Agreement into effect, the same shall become effective. The action contemplated hereby is deemed under Montana law to be a merger. In connection with a merger, Montana law requires that the Board of Directory of the Montana Cadgie, shall by resolution approve and adopt the Plan of Merger. The Plan of Merger shall specify the of the corporations proposing to merge. The name of the surviving corporation, the terms and conditions of the merger, manner and basis of converting the shares of the corporation, Cadgie, into shares of the corporation, Carleton, a statement of any changes in the Articles of Incorporation of the surviving corporation, Carleton. to the extent that they are the result of such merger, end such other provisions with respect to the merger as are deemed necessary or desirable shall also be specified in the Plan of Merger. The statutes of the State of Montana further require that the Board of Directors of Cadgie by resolution direct that the Plan of Merger be submitted to a vote of a meeting of the shareholders of Cadgie, that written or printed notice shall be given to each stockholder of record no less than thirty days prior to such meeting, and that such notice shall state the purpose of the meeting, as well as the place. day and hour thereof, and shall be delivered either personally or by deposit in the United States mail, properly addressed, postage prepaid. Montana law further requires that a copy of or a summary of a Plan of Merger shall be included or enclosed with such notice. The laws of the State of Montana further specify that the Plan of Merger shall be deemed to have been approved upon receiving the affirmative vote of the holders of at least two-thirds of the outstanding shares of Cadgie, end such laws specify that upon such approval. Articles of Merger shall be executed in duplicate by the President or Vice President and by the Secretary or Assistant Secretary of Cadgie, and shall be verified by one of such officers. Such Articles of Merger shall record or set forth the Plan of Merger, the number of shares outstanding with respect to each corporation, and the number of stares voted for and against the Plan of Merger. It is further required that such duplicate originals be delivered to the Sscretary of State of Montana, and upon the subsequent issuance of a Certificate of Merger by the Secretary of State, the corporations party to the merger shall become a single corporation, the separate existence of the merged corporation, Cadgie, shall cease, and the surviving corporation. Carleton. shall have all the rights, privileges, immunities, powers, properties and assets and shall be subject to the duties, liabilities, debts and obligations of both corporations. It is the intention of the parties to this agreement that upon the issuance of a Certificate of Merger by the Secretaries of State of Montana and Nevada and the final compliance of the laws of the States of Montana and Nevada, this Merger Agreement shall become effective.

NOW, THEREFORE, AND IN THE CONSIDERATION OF THE FOREGOING RECITALS, AND THE MUTUAL COVENANTS HEREINAFTER SET FORTH. CARLETON AND CADGIE DESIRE TO MERGE, AS THAT TERM IS USED IN THE LAWS OF THE STATES OF MONTANA AND NEVADA. DO HEREBY, ACTING THROUGH A MAJORITY OF THE BOARD OF DIRECTORS OF EACH SUCH CORPORATION, AGREE TO MERGE AS FOLLOWS:

             5. Statement Under Nevada Law. The terms and conditions of the proposed merger of Cadgie into Carleton shall be as follows:

                          (a)  The Articles of Incorporation of Carleton,  which
set on file with the Secretary of State of Nevada,shall be the Articles of Incorporation of the surviving corporation.

                          (b) The manner of converting shares of Coamon Stock of
Cadgie will be on a basis of one share of Cadgie being converted into one share of Carleton.

6. Statement Under Montana Law. The Flan of Merger of Cadgie into Carleton shall be as follows:

                          (a)  The names of the corporations  proposing to merge
are Carleton, a Nevada corporation, and Cadgie, a Montana corporation, Cadgie proposes to merge into Carleton and Carleton is hereby designated as the surviving corporation.

                          (b) The shares of Common Stock of Cadgie shall be
converted into Common Stock of Carleton on a basis of one share of Cadgie for one share of Carleton, the surviving corporation, on the effective date of this Merger Agreement.

                          (c)  The assets of Cadgie.  upon this Merger Agreement
becoming finally effective. will become the assets of Carleton.

                          (d)   The  surviving  corporation,  Carleton,   hereby
agrees that it tray be served with process in the State of Montana in any proceeding for the enforcement of any obligation of Cadgie and in any proceeding for the enforcement of the rights of a dissenting shareholder of Cadgie against the surviving corporation. Carleton. The surviving corporation. Carleton, hereby appoints the Secretary of State of Montana as its agent to accept service of process in any such proceeding. and agrees to promptly pay to the dissenting shareholders of Cadgie the amount, if any, to which they are entitled under the provisions of the Montana Business Corporation Act with respect to the rights of dissenting shareholders.

             7. Agreement to Merge. The parties hereby agree that Cadgie shall be merged into Carleton and they do hereby further specifically agree in order to accomplish such results as follows:

                            (a) Each of the parties hereto shall prepare and cause to be mailed such notices as may be required or be desirable pursuant to the laws of the States of Nevada and Montana. And in addition. they shall see to the mailing to the stockholders of the parties of all information which may be reasonably necessary or desirable in order to permit such stockholders to reach an intelligent and informed decision with respect to the proposed merger. The expense of all such notices. reports and information and of the mailing of the same shall be borne by the party with respect to which the material is prepared or to whose stockholders the material is submitted. as the case may be, save only that neither party shall be charged by the other for the costs of preparing any reports or documents heretofore published and available and deemed desirable for such distribution.

                            (b) Each of the parties hereto shall proceed with all due diligence. but strictly in cooperation with the other. to secure the approval of, the merger Agreement by the requisite vote of the stockholders of the parties and shall thereafter nee to they filing of all required notices and undertakings of every kind and character. pursuant to the laws of the States of Nevada and Montana.

                            (c) Upon the issuance of a Certificate of Merger from the State of Montana, this Merger Agreement shall become effective wherein Carleton shall take over the assets and assume the liabilities of Cwdgie, and the stockholders of Cadgie shall surrender their stock certificates in exchange for Cosanon Stock of Carleton with one share of Cadgie being exchanged for one share of Carleton.

             8. Expenses and Fees. Carleton shall discharge all expenses in connection with calling and convening a special stockholders' meeting to ratify the Merger Agreement. Cadgie shall discharge all expenses in connection with calling and convening a special stockholders' meeting to ratify the Merger Agreement. This agreement contemplates an audit, inventory and veriftnation of the assets and liabilities of each of the corporations at the discretion of each corporation. The expense of the audit, inventory or verification shall be discharged by the corporation electing to conduct the audit, inventory or verification.

             9. Conditions Precedent to Effectiveness. Notwithstanding any other terms and conditions hereof, this Merger Agreement shall become effective only if the requirements of the laws of the States of Montana and Nevada, precedent to effectiveness, have been formally complied with.

             10.    Directors and Officers.
                            (a) On the effective date of the merger, the Board of Directors of Carleton, the surviving corporation, shall consist of three directors. The terms of office of such members of the Board of Directors shall be until the first annual meeting of the stockholders of Carleton, the surviving corporation, after the effective date of the merger and until their successors shall be elected and shall have qualified. The respective names and addresses of such directors are as follows:

                 Alexander H. Walker III
                 600 Kennecott Building
                 Salt Lake City, Utah 84133

                 Timotha Ann Kent
                 600 Kennecott Building
                 Salt Lake City, Utah 84133

                 Amanda Evelyn Walker
                 600 Kennecott Building
                 Salt Lake City. Utah 84133

                           (b) Upon the effective date of the merger, there shall be three officers of Carleton who are presently holding these positions. These officers, each of whom shall hold office until a successor shall have been duly elected or appointed and shall have qualified, or until his earlier death, resignation or removal, and their respective offices and addresses ere As follows:

          Alexander H, Walker III                  President
          600 Kennecott Building
          Salt Lake City, Utah 84133

          Timotha Ann Kent                         Vice President
          600 Kennecott Building
          Salt Lake City, Utah 84133

          Amanda Evelyn Walker                     Secretary and Treasurer
          600 Rennecott Building
          Salt Lake City, Utah 84133

             11. Dissenting Shareholders. Carleton, as the surviving corporation, will comply with the provisions of the Nevada Revised Statutes and the Montana Business Corporation Act, with the appraisal of and payment for stock of stockholders objecting to the merger. The surviving corporation, Carleton, agrees that the payments for such stock and the cost of all proceedings in connection with all matters necessary to be performed in connection therewith will be at the expense of Carleton.

             12. Abandonment of Merger. Anything herein to the contrary notwithstanding, this merger may be terminated and the merger provided herein abandoned at any time prior to the effective date of the merger, whether before or after such action of the stockholders, pursuant to resolution adopted by the Board of Directors of either Carleton or Cadgie. In the event of the termination or abandonment of this Agreement of Merger, the same shall become wholly void and of no effect and there shall be no liability on the pert of either Carleton or Cadgie or their respective boards of Directors or the stockholders.

             13. Execution. This Agreement of Merger may be executed in any number of counterparts, all of which together shall constitute one original Agreement of Merger.

                 IN WITNESS WHEREOF. Carleton and Cadgie caused this instrument to be executed by their duly authorised officers in each case by authority of the majority of the Board of Directors of each corporation, and have caused their seals to be hereto affixed and a majority of the Board of Directors of each corporation have executed this agreement as of the day and year set forth below.
                       DATED this 4th day of April, 1984.

                           CARLETON ENTERPRISES, LTD.
ATTEST:.

                                                  /s/Alexander H. Walker 111
                                                  ---------------------------
                                                  Alexander H. Walker 111
                                                  President
/s/Amanda Evelyn Walker
-----------------------
Amanda Evelyn Walker
Secretary

                                                  A  Majority  fo the  Board  of
                                                  Directors:

                                                  /s/Alexander H. Walker 111
                                                  --------------------------

                                                  /s/Timotha Ann Kent
                                                  -------------------

                                                  /s/Amanda Evelyn Walker
                                                  -----------------------

 STATE OF UTAH       )
                     : ss.
 COUNT! OF SALT LAKE )

                  The undersigned, a Notary Public,does hereby certify that on this 6th day of April, 1984, personally appeared before me Alexander N. Walker III, who being by me first duly sworn, declared that he is the President of CARLETON ENTERPRISES, LTD., a Nevada corporations: and Amanda Evelyn Walker, who being by me first duly sworn, declared that she is the Secretary of CARLETON ENTERPRISES. LTD., a Nevada corporations that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                  IN WITNESS WHEREOF I have set my hand and seal this 4th day of April, 1984.
                                                    /s/Rhonda Marquardt
                                                    -------------------
                                                    Notary Public

                          Residing in Salt Lake County

    My Commission Expires
        April 4, 1987
    ---------------------
                                                    CADGIE TAYLOR C0.

ATTEST
/s/ Alexander H. Walker                           /s/ C. A. Walker
-----------------------                           ----------------
Alexander H. Walker, Jr.                          C. A. Walker
      Secretary                                   President

                                                  A  Majority  fo the  Board  of
                                                  Directors:

                                                  /s/Alexander H. Walker 111
                                                  --------------------------

                                                  /s/Timotha Ann Kent
                                                  -------------------

                                                  /s/Amanda Evelyn Walker

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

                  The undersigned, a Notary Public, does hereby certify that on this 4th day of April, 1984, personally appeared before roe C. A. Walker, who being by me first duly sworn, declared that she is the President of CADDIE TAYLOR CO., a Montana corporations and Alexander H. Walker. Jr., who being by me first duly sworn, declared that he is the Secretary of CADDIE TAYLOR CO., a Montana corporation; that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                  IN WITNESS WHEREOF I have set my hand and seal this 4th day of April, 1984.

My Commission Expires:                           /s/Rhonda Marquardt
     April 4, 1987                               -------------------
----------------------                           Notary Public
                                                 Residing in Salt Lake County

                               AGREEMENT OR MERGER

                                     MERGING

                               CADGIE TAYLOR CO.
                            (A MONTANA CORPORATION)

                                      INTO

                           CARLETON ENTERPRISES. LTD.
                             (A NEVADA CORPORATION)

                            FILED AT THE REQUEST OF:

                                     NATCO
                                  SUITE 01400
                             ONE EAST FIRST STREET
                               RENO, NEVADA 89501

                           FILING DATE: MAY 24, 1984

                              FILING FEE: $ 50.00

                              FILE NUMBER: 2341-84

                               AGREEMENT OR MERGER

                                     MERGING

                               CADGIE TAYLOR CO.
                            (A MONTANA CORPORATION)

                                      INTO

                           CARLETON ENTERPRISES. LTD.
                             (A NEVADA CORPORATION)

                            FILED AT THE REQUEST OF:

                                     NATCO
                                  SUITE 01400
                             ONE EAST FIRST STREET
                               RENO, NEVADA 89501

                           FILING DATE: MAY 24, 1984

                              FILING FEE: $ 50.00

                              FILE NUMBER: 2341-84